Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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
Consolidated Products, Inc.
(Exact name of registrant as specified in its charter)

Indiana . . . . . . . . . . . . . . . . . . . . . .  37-0684070
(State or other jurisdiction of . . . . . . . . . .  (I.R.S. Employer incorporation or organization). . . . . . . . . . .  Identification No.)

500 Century Building
36 South Pennsylvania Street
Indianapolis, IN 46204
(Address of Principal Executive Offices)

Consolidated Products, Inc. Employee Stock
Purchase Plan
(Full title of the plan)

James W. Bear, Senior Vice President and Treasurer
Consolidated Products, Inc.
36 S. Pennsylvania Street
Indianapolis, Indiana 46204
(Name and address of agent for service)

 (317) 633-4100
 (Telephone number, including area code, of agent for service)

Copies to:

Berkley W. Duck
Ice Miller Donadio & Ryan
One American Square, Box 82001
Indianapolis, Indiana 46282
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
                                        Proposed           Proposed maximum
Title of securities.  Amount to be      maximum offering   aggregate offering    Amount of
to be registered . .  Registered(1)     price per unit     price(2)              registration fee

Common Stock,
$0.50 Stated Value .   562,500 shares  $           19.31  $       1,086,188.00  $         3205.00


(1)  These are additional securities of the same class, to be offered pursuant to the same employee benefit plan as those registered pursuant to Registration No. 33-63344.  Pursuant to
General Instruction E of Form S-8, this registration statement covers only the additional shares being registered.

(2)  The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Stock on May 19, 1998.
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INFORMATION INCORPORATED BY REFERENCE

     The contents of the registrant s Registration Statement on Form S-8, File No. 33-63344, heretofore filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are incorporated herein by reference.


    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May20, 1998.


CONSOLIDATED PRODUCTS, INC.


By:/s/ Alan B. Gilman
Alan B. Gilman, President


POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints James W. Bear and Mary H. Hall, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 1998.

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
   /s/ E. W. Kelley . . . .  Chairman and Director
       E. W. Kelley


   /s/ Alan B. Gilman . . .  President (Chief Executive Officer) and Director
       Alan B. Gilman


   /s/ James W. Bear. . . .  Senior Vice President, Administration and Finance and
       James W. Bear .. . .  Treasurer (Principal Financial Officer)


   /s/ Gregory G. Fehr. . .  Vice President, Controller (Principal Accounting Officer)
       Gregory G. Fehr


  /s/ Sue Aramian . . . . .  Director
      S. Sue Aramian


  /s/ Alva T. Bonda . . . .  Director
      Alva T. Bonda


  /s/ Neal Gilliatt . . . .  Director
      Neal Gilliatt


  /s/ Charles E. Lanham . .  Director
      Charles E. Lanham


  /s/ J. Fred Risk. . . . .  Director
      J. Fred Risk


  /s/ Dr. John W. Ryan. . .  Director
      Dr. John W. Ryan


  /s/ James Williamson, Jr.  Director
      James Williamson, Jr.
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
Pursuant to the requirements of the Securities Act of 1933, the Stock Purchase Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on May 20, 1998.


CONSOLIDATED PRODUCTS, INC.
EMPLOYEE STOCK PURCHASE PLAN


By: /s/ J. Fred Risk
J. Fred Risk, Chairman, Stock Purchase Plan Committee

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CONSOLIDATED PRODUCTS, INC.
FORM S-8

INDEX TO EXHIBITS


Exhibit
Number
Assigned in
Regulation S-K
Item 601                Description of Exhibit
(4) . . . . . .   4.01  Specimen certificate for Common Stock of Consolidated Products, Inc.
                        (formerly Steak n Shake, Inc.).  (Incorporated by reference to the
                        Exhibits to the Registrant s Quarterly Report on Form 10-Q for the
                        fiscal quarter ended April 9, 1997.)

                  4.02  Amended and Restated Credit Agreement by and between Consolidated
                        Products, Inc. and Bank One, Indianapolis, N.A. dated December 30,
                        1994 (amending the earlier credit agreement between the parties dated as of March 10, 1994 and effective as of February 23, 1994, relating to
                        5,000,000 revolving line of credit which was not filed pursuant to
                        Rule 601 of the Securities and Exchange Commission), relating to a
                        30,000,000 revolving line of credit.  (Incorporated by reference to the
                        Exhibits to the Registrant s Quarterly Report on Form 10-Q for the
                        fiscal quarter ended December 21, 1994).

                  4.03  Note Purchase Agreement by and between Consolidated Products, Inc.
                        and The Prudential Insurance Company of America dated as of
                        September 27, 1995 related to $39,250,000 senior note agreement and private shelf facility.  (Incorporated by reference to the Exhibits to the
                        Registrant s Report on Form 8-K dated September 26, 1995.)

                  4.04  First Amendment to Amended and Restated Credit Agreement by and
                        between Consolidated Products, Inc. and Bank One, Indianapolis, N.A.
                        dated September 26, 1995.  (Incorporated by reference to the Exhibits to the Registrant s Report on Form 8-K dated September 26, 1995.)

                  4.05  Second Amendment to Amended and Restated Credit Agreement by
                        and between Consolidated Products, Inc. and Bank One, Indianapolis,
                        N.A. effective January 31, 1997.  (Incorporated by reference to the
                        Exhibits to the Registrant s Quarterly Report on Form 10-Q for the
                        fiscal quarter ended April 9, 1997.)

                  4.06  Amendment No. 1 to Note Purchase and Private Shelf Agreement by
                        and between Consolidated Products, Inc. and The Prudential Insurance
                        Company of America dated as of April 28, 1997 related to senior note and private shelf facility.  (Incorporated by reference to the Exhibits to the Registrant s Quarterly Report on Form 10-Q for the fiscal quarter ended April 9, 1997.)

                  4.07  Third Amendment to Amended and Restated Credit Agreement by and
                        between Consolidated Products, Inc. and Bank One, Indianapolis, N.A.
                        effective September 18, 1997.  (Incorporated by reference to the
                        Exhibit 4.07 to the Registrant s Annual Report on  Form 10-K for the
                        fiscal year ended September 24, 1997.)

   (5). . . . .   5.01  Opinion of Ice Miller Donadio & Ryan

   (15)                 Not Applicable

   (23) . . . .  23.01  Consent of Ernst & Young, LLP

                 23.02  Consent of Ice Miller Donadio & Ryan (Included in Exhibit 5.01)

   (24)                 Power of Attorney (See Signature Page)

   (28)                 Not Applicable
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